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                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Form S-8 Registration Statement of our report dated November 22, 1999 relating to the balance sheets of International Home Furnishings Center Inc. as of October 31, 1999 and 1998, and the related statements of income, stockholders' equity (deficit) and cash flows for each of the three years in the period ended October 31, 1999,which report is included in Bassett Furniture Industries, Incorporated's Form 10-K for the year ended November 27, 1999 and to all references to our Firm included in this Form S-8 Registration Statement.


                                 /s/ Dixon Odom PLLC
                                 -------------------

High Point, North Carolina
July 19, 2000